Exhibit 1.1

DISTRIBUTION AGREEMENT

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

GENWORTH GUARANTEED INCOME GROUP ANNUITY CONTRACT AND CERTIFICATES

FEBRUARY [    ], 2008

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GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

GENWORTH GUARANTEED INCOME ANNUITY CONTRACT AND CERTIFICATES

DISTRIBUTION AGREEMENT

February [    ], 2008

Capital Brokerage Corporation

6620 West Broad Street

Richmond, Virginia 23230

Ladies and Gentlemen:

INTRODUCTORY. Genworth Life and Annuity Insurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (the “Company”), in connection with the Company’s Guaranteed Income Annuity Contract (the “Annuity Contract”) and Certificates issued thereunder (the “Certificates”), confirms its agreement with Capital Brokerage Corporation (the “Agent”), with respect to the offering of the Annuity Contract and Certificates. The parties contemplate that AssetMark Investment Services, Inc. (the “Contract Owner”) will purchase the Annuity Contract and that the Certificates will be offered to clients of Contract Owner who participate in the AssetMark Investment Services Program and in connection therewith select mutual fund or exchange traded fund wrap accounts invested in accordance with designated asset allocation models provided by the Contract Owner (such services will be referred to as the “Platform” throughout this Agreement). The Agent may enter into selling agreements with third-party broker-dealer firms to solicit customers who are such investment advisory clients of broker-dealer firms to purchase the Certificates (all such purchasers are referred to herein as “Participants”). The Certificates will be made available to prospective Participants on a continuous basis up to the authorized amount. As of the date of this Agreement (this “Agreement”), the Agent is authorized to offer and the Company is authorized to issue collectively up to $60,000,000 in U.S. Dollars in the aggregate initial offering price of Certificates (or its equivalent) (the “Authorized Amount”) through the Agent, pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time increase the Authorized Amount and that such additional Certificates may be sold through the Agent, pursuant to the terms of this Agreement, all as though the issuance of such Certificates were authorized as of the date of this Agreement. The Company reserves the right to discontinue the offering at any time upon notice.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”): (i) a registration statement on Form S-1 (No. 333-143494) for the registration of the Annuity under the Securities Act of 1933, as amended (the “1933 Act”), and the continuous offering thereof in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”); and (ii) the related prospectus dated March [    ], 2008 covering the Annuity (the “Prospectus”). The term Prospectus shall include all forms of prospectus filed pursuant to Rule 424 of the 1933 Act. Such registration statement (as so amended,

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if applicable) has been declared effective by the Commission. The Company has or will file any post-effective amendments thereto as may be required prior to any acceptance of an offer for the purchase of any Certificate (or additional interests therein), and each such post-effective amendment will or has been declared effective by the Commission. Such registration statement, at any relevant time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations is referred to herein as the “Registration Statement.” If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), or any further registration statement for the purpose of registering additional Certificates and in connection with which this Agreement is included or incorporated by reference as an exhibit, then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement or any such further registration statement or statements. The term “preliminary prospectus” means any preliminary form of the Prospectus. For all purposes of this Agreement, the term “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act; provided however, for purposes of the Agreement such term shall be deemed to refer only to free-writing prospectuses offering the Annuity Contract or Certificates. All references to the “Registration Statement,” any “preliminary prospectus,” and the “Prospectus” shall also be deemed to include all documents incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, Prospectus, any preliminary prospectus or free writing prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” or “stated” (or other references of like import) in the Registration Statement, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be. The terms “amend,” “amendments,” or “supplements” as used herein with respect to the Registration Statement, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all documents subsequently filed with the Commission pursuant to the Securities Exchange act of 1934, as amended (the “1934 Act”) which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be.

SECTION 1. APPOINTMENT OF AGENT.

(a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints the Agent as the sole underwriter and distributor for the

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Annuity Contract and the Certificates, with authority to enter into selling agreements (“Sales Agreements”) with broker-firms (“Broker-Dealer Firms”) for the offer of the Certificates to prospective Participants through their sales representatives (“Sales Representatives”) in accordance with the provisions of Section 3 of this Agreement. The Company agrees that it will not appoint any other agents to act on the Company’s behalf to assist with the sale of the Annuity Contract or Certificates without the Agent’s consent.

(b) No Fiduciary Duty. The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company in connection with the offering of the Annuity Contract and the Certificates and not as a financial advisor or a fiduciary to the Company; and (ii) the Agent has neither assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Certificates or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) nor does the Agent have any obligation to the Company with respect to the offering of the Certificates issued under the Annuity Contract except the obligations expressly set forth in this Agreement and those under applicable law.

SECTION 2. REPRESENTATIONS AND WARRANTIES; ADDITIONAL CERTIFICATIONS.

(a) Representations and Warranties of the Company. The Company represents and warrants to the Agent as of the date of this Agreement, as of any time that the Registration Statement or the Prospectus shall be amended or supplemented, and as of the date of each delivery of the Certificates to the applicable Broker-Dealer Firm for delivery to any purchaser of any Certificates (each of the times referenced above is referred to herein as a “Company Representation Date”), as follows:

(i) Registration Statement, Preliminary Prospectuses, and Prospectus. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that each part of the Registration Statement became effective, and at each Company Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and

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Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of Certificates are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the date of this Agreement, at the date of the Prospectus and each amendment or supplement thereto and at each Company Representation Date, neither the Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, at the time they were filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Free Writing Prospectuses. At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company, the Agent or a Broker-Dealer Firm made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of any Certificates and at each Company Representation Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the applicable 1933 Act Regulations. Except as identified in Exhibit D, as amended from time to time, the Company and the Agent has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus or any other marketing materials relating to or to be used in connection with any offer or sale of the Certificates. Agent also agrees that any sales agreement entered into with a Broker-Dealer Firm shall contain provisions requiring that the Broker-Dealer Firm and its Sales Representative will not prepare, any free writing prospectus or any other marketing materials relating to or to be used in connection with any offer or sale of the Certificates.

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(iv) Independent Registered Public Accounting Firm. The accounting firm which opined on the financial statements and any supporting schedules thereto included in, or incorporated by reference into, the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(v) Due Organization, Good Standing and Due Qualification. The Company has been duly organized and is validly existing as an insurance company in good standing under the laws of the Commonwealth of Virginia with corporate power and authority to own, lease and operate its properties and to conduct its business as described in this Agreement and to enter into this Agreement and consummate the transactions contemplated by this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under the Company Documents (as defined herein) to which the Company is a party or to consummate the transactions contemplated in this Agreement (a “Company Material Adverse Effect”).

(vi) Financial Statements. The financial statements of the Company included in any report or filing under the 1934 Act incorporated by reference into the Registration Statement, and the Prospectus, together with the related schedules, the Annuity Contract and Certificates, as well as those financial statements and schedules of any other entity included in the Registration Statement and the Prospectus, present fairly the financial position of the Company, or such other entity, as the case may be, at the dates indicated, to the extent required under the 1934 Act, and the consolidated statements of income, stockholder’s interest and cash flows of the Company, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the condensed financial information, if any, included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. Any pro forma financial

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statements of the Company and the related notes thereto included in the Registration Statement, and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(vii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no event or occurrence that would result in a Company Material Adverse Effect.

(viii) Authorization, Etc. This Agreement has been duly authorized, executed and delivered by the Company. The Annuity Contract and Certificates thereunder, when issued, will be duly authorized, executed and delivered by the Company, and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) Absence of Defaults and Conflicts. The Company is not in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject (collectively, the “Company Agreements and Instruments”), except for such violations or defaults that would not result in a Company Material Adverse Effect. The execution and delivery by the Company of this Agreement, the Annuity Contract, any Certificates thereunder and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Prospectus (collectively, the “Company Documents”), the consummation of the transactions contemplated by the Prospectus and performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action and do not conflict with, constitute a breach, violation, default, event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company under, or result in the creation or imposition of any lien, charge

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or encumbrance upon any assets, properties or operations of the Company pursuant to, any Company Agreements and Instruments, except, in each case, to the extent such conflict, breach, violation, default, event, condition, lien, charge or encumbrance would not result in a Company Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or, except to the extent such violation would not result in a Company Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations; provided, however, that each such law, statute, rule, regulation, judgment, order, writ or decree is in writing.

(x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation pending, of which the Company has received written notice or service of process, before or brought by any court or governmental agency or body, domestic or foreign, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), which would individually or in the aggregate result in a Company Material Adverse Effect.

(xi) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except for any such jurisdiction in which the failure to be so licensed or authorized would not have a Company Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. Except as otherwise set forth in the Prospectus, the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(xii) No Filings, Regulatory Approvals, Etc. No filing with, or approval, authorization, consent, license, registration, qualification, if any

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as may be required, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement and the other Company Documents or for the performance by the Company of its obligations under this Agreement and the other Company Documents, except (a) as otherwise set forth in the Prospectus, as have been obtained or rendered, as the case may be, (b) as may be necessary or required under state or foreign securities or blue sky laws or any rules or regulations of any securities exchange and (c) with respect to any applicable insurance laws, regulations, rulings, policies and guidelines addressed in the memorandum of Company Counsel and/or the opinion of Company Counsel.

(xiii) Investment Company Act. The Company is not, and upon the issuance and sale of the Annuity Contract and Certificates as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b) Representations and Warranties of the Agent. The Agent represents and warrants, as of the date of delivery of the Annuity Contract and each Certificate (each of the times referenced above is referred to herein as a “Agent Representation Date”), as follows:

(i) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, whichever is later, except as otherwise stated therein, (A) there has been no event or occurrence that would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, of the Agent or on the power or ability of the Agent to perform its obligations under this Agreement or to consummate the transactions contemplated in the Prospectus ( “Agent Material Adverse Effect”) and (B) there have been no transactions entered into by the Agent, other than those in the ordinary course of business, which would result in an Agent Material Adverse Effect with respect to the Company.

(ii) Absence of Defaults and Conflicts. The Agent is not in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Agent is a party or by which it may be bound or to which any of the property or assets of the Agent is subject (collectively, the “Agent Instruments”), except for such defaults that would not result in an Agent Material Adverse Effect. The execution and delivery by the Agent of this

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Agreement and any Sales Agreement (“Agent Documents”) by the Agent, performance by the Agent of its obligations under the Agent Documents, and consummation of the transactions contemplated in the Prospectus (including the solicitation of applications for the Annuity Contract and the Certificates) have been or will timely be duly authorized by all necessary corporate action and do not constitute a breach, default or violation under the Agent Instruments, nor will such actions result in any violation of the Agent Instruments or, except to the extent that any such violation would not result in an Agent Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Agent or any of its assets, properties or operations.

(iii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation pending, of which the Agent has received written notice or service of process, before or brought by any court or governmental agency or body, domestic or foreign, or, to the knowledge of the Agent, threatened, against or affecting the Agent which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which would result in an Agent Material Adverse Effect. The performance by the Agent of its obligations under this Agent Agreement and the other Agent Documents or the consummation of the transactions contemplated in the Prospectus; and the aggregate of all pending legal or governmental proceedings to which the Agent is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in an Agent Material Adverse Effect.

(iv) No Filings, Regulatory Approvals, Etc. Except as otherwise set forth in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, if any as may be required, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Agent of the Agent Documents or for the performance by the Agent of its obligations under this Agreement and the other Agent Documents, except such as have been obtained or rendered, as the case may be, except as may be necessary or required under state or foreign securities or blue sky laws and except with respect to any applicable insurance laws, regulations, rulings, policies and guidelines addressed in the memorandum of Company Counsel and/or the opinion of Company Counsel.

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(v) Possession of Licenses and Permits. The Agent possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except for any such jurisdiction in which the failure to be so licensed or authorized would not have an Agent Material Adverse Effect. The Agent is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Agent Material Adverse Effect. Except as otherwise set forth in the Prospectus, the Agent has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Agent Material Adverse Effect.

SECTION 3. SOLICITATIONS.

(a) Sales Efforts. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent, as agent for the Company, will solicit an application from the Contract Owner for the Annuity Contract and will use its reasonable efforts to solicit applications for the Certificates upon the terms set forth in the Registration Statement. The Agent is authorized to appoint any Broker-Dealer Firm to engage in the solicitation of applications for the Certificates; provided, however, that any such authorization and appointment shall be granted pursuant to a Sales Agreement conforming to the requirements of this Section 3, and provided further, that the authorization and appointment of any Broker-Dealer Firm shall be subject to the prior consent of the Company to the extent required under applicable state insurance law.

(b) Sales Agreement. The Agent agrees that the Sales Agreement as entered into with a Broker-Dealer Firm shall contain the following terms:

(i) that the Broker-Dealer Firm, through its Sales Representatives, shall use reasonable efforts to solicit applications for Certificates;

(ii) that the Broker-Dealer Firm shall not permit any Sales Representative to solicit applications for the Certificates unless the Sales Representative has been appointed by the Company as an insurance agent under applicable state insurance law and regulations;

(iii) that each Sales Representative shall not solicit nor shall such Broker-Dealer Firm approve the solicitation of applications for Certificates in excess of the amount which shall be established by the Company;

(iv) that Sales Representatives shall promptly submit to the Company applications for the purchase of Certificates solicited by them other than those applications rejected by the Sales Representative’s Broker-Dealer Firm;

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(v) that the Broker-Dealer Firm acknowledges that the Company shall have the right, reasonably exercised in its discretion, to reject any application for the Certificates, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein;

(vi) that the Broker-Dealer Firm shall be required to employ reasonable efforts to assist the Company in obtaining the required information from each applicant upon request;

(vii) that, if a Sales Representative or Broker-Dealer Firm fails to deliver Certificates to a Participant, the Broker-Dealer Firm shall hold the Company harmless against any loss, claim or damage arising from or as a result of such failure by the Sales Representative and/or Broker-Dealer Firm;

(viii) that the Broker-Dealer Firm will be required to obtain prior written consent from the Company before publishing any content regarding the Certificates on its website or otherwise publishing or disseminating any information regarding the Certificates (other than communications provided by the Company and the Agent to the Broker-Dealer Firm for such purpose;

(ix) that Broker-Dealer Firm and its Sales Representative will not prepare, use or refer to, any free writing prospectus or any other marketing materials relating to or to be used in connection with any offer or sale of the Certificates; and

(x) that Broker-Dealer Firm will not permit any Sales Representative to offer any Certificates without first having completed the training program(s) approved by the Company and delivered by the Agent.

(c) Training Program. The Agent shall be responsible for training Sales Representatives with regard to the Certificates, and shall use only materials provided and/or approved by the Company and designated as training materials for the Certificates.

(d) Limits on Sales. The Company shall be solely responsible for monitoring sales of the Certificates (including interests therein) to ensure that in the aggregate amount they do not exceed the Authorized Amount. The Agent shall have no responsibility for maintaining records with respect to the aggregate Authorized Amount of Certificates sold, or of otherwise monitoring the availability of Certificates for sale, under the Registration Statement or any such further registration statement. The Company reserves the right, in its sole discretion to suspend solicitation of

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applications for Certificates, commencing at any time, for any period of time or permanently. As soon as practicable after receipt of written instructions to such effect from the Company, the Agent will require any or all Broker-Dealer Firms to suspend solicitation of applications for Certificates until such time as the Company has advised the Agent that such solicitations may be resumed.

(e) Commissions. No commission will be payable by the Company to the Agent or any Broker-Dealer Firm as consideration for the solicitation of applications for the Certificates, it being understood and acknowledged that the Certificates offer significant benefits to Broker-Dealer Firms in their marketing of the Program.

(f) Reliance. The Company and the Agent agree that (i) the sale of the Annuity Contract and Certificates as contemplated herein will be made in reliance on the representations, warranties, covenants and agreements contained herein and on the terms and conditions and in the manner provided herein.

SECTION 4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agent as follows:

(a) Notice of Certain Events. The Company will notify the Agent promptly, and confirm such notice in writing, of (A) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment, supplement or revision to any preliminary prospectus, the Prospectus, or free-writing prospectus, (B) the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus and the Prospectus, (C) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or (D) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose. With respect to the Registration Statement and the Prospectus, the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing or Use of Amendments. The Company will give the Agent advance notice of its intention to file or prepare any amendments with respect to the Registration Statement or any amendment or supplement to any preliminary prospectus or to the Prospectus, in each case, pursuant to the 1933 Act, and will provide immediate notice to the Agent of any intention to prepare an amendment or supplement to the Prospectus and, if applicable, to file such amendment or supplement pursuant to the 1933 Act, and will furnish to the Agent copies of any such document concurrently with filing or use, as the case may be.

(c) Revisions of Registration Statement. If at any time during the term of this Agreement any event shall occur or condition shall exist as a result of

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which it is necessary, in the reasonable opinion of Agent’s Counsel, if any, (as defined in Section 5(b) of this Agreement) or the Company Counsel (as defined in Section 5(b)(ii) of this Agreement), to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agent to cease the solicitation of applications for Certificates. The Agent is responsible for promptly notifying all Broker-Dealer Firms that all Sales Representatives must cease the solicitation of applications for Certificates. The Company will promptly prepare and file with the Commission, subject to Section 4(a)(ii) hereof, such amendment as may be necessary to correct such statement or omission or to make the Registration Statement comply with such requirements, and the Company will furnish to the Agent, without charge, such number of copies of such amendment as the Agent may reasonably request.

(d) Use of Free Writing Prospectuses. The Company and the Agent will not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) or any successor rule under the 1933 Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(e) Use of Prospectuses. If a preliminary prospectus is being used to solicit interest in applications for Certificates at a time when the Prospectus is not yet available to prospective Participants and any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of Agent’s Counsel, if any, or Company Counsel, to amend or supplement the Prospectus in writing in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is conveyed to a prospective Participant, or if, in the reasonable opinion of either such counsel, it is necessary to amend or supplement the Prospectus to comply with the 1933 Act or 1933 Act Regulations, the Company shall give notice, confirmed in writing to the Agent, and the Company will promptly prepare and, if applicable, file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Agent, without charge, such number of copies of such amendment or supplement, as the Agent may reasonably require.

(f) Revisions of Prospectus. If at any time when, in the reasonable opinion of the Agent’s Counsel, if any, or Company Counsel, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Agent’s Counsel or Company Counsel

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to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agent to cease the solicitation of applications for Certificates. The Agent is responsible for promptly notifying all Broker-Dealer Firms that all Sales Representatives must cease the solicitation of applications for Certificates. The Company will promptly prepare and file with the Commission, subject to Section 4 hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Agent, without charge, such number of copies of such amendment or supplement as the Agent may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Certificates.

(g) Reporting Requirements. The Company, on its behalf, and on behalf of the Agent as general distributor/principal underwriter, will file all documents required to be filed with the Commission on its behalf or on behalf of the Agent pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(h) Blue Sky Qualifications. The Company shall endeavor to qualify the Annuity Contract and the Certificates thereunder for offer and sale under the securities or blue sky laws, if applicable, of such jurisdictions as the Agent shall reasonably request and to maintain such qualifications for as long as the Agent shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, and the Company shall timely obtain all approvals, authorizations, consents, licenses, registrations and qualifications that may be required by any rules or regulations of any securities exchange in respect of the Annuity Contract and any Certificates.

(i) Authorization to Act on Behalf of the Company. The Company will, from time to time, upon written request, deliver to the Agent a certificate as to the names and signatures of those persons authorized to act on behalf of the Company in relation to the sale of the Annuity Contract and Certificates thereunder if such information has changed.

(j) Delivery of the Registration Statement. The Company will furnish to the Agent and to the Agent’s Counsel, if any, without charge, conformed copies of the

DISTRIBUTION AGREEMENT	14

Registration Statement and conformed copies of all consents and certificates of experts. The Registration Statement furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(k) Delivery of the Preliminary Prospectuses. The Company will deliver to the Agent, without charge, as many copies of each preliminary prospectus as the Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. Each such document furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(l) Delivery of Free Writing Prospectuses. The Company will deliver to the Agent, without charge, as many copies of each free writing prospectus, prepared by or on behalf of, used by, or referred to by the Company. To the extent applicable, each such document furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(m) Delivery of the Prospectus. The Company will furnish to the Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request. It is hereby acknowledged that the Company intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to delivery of the Prospectuses. The Prospectus and any amendments or supplements thereto furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(n) Authorized Amount of Certificates. The Company will promptly, upon request by the Agent, notify the Agent of the aggregate Authorized Amount of Certificates then available in a denomination expressed in U.S. dollars. The Authorized Amount shall be determined by the amount of fees collected by the Company.

SECTION 5. CONDITIONS PRECEDENT. The obligations of the Agent to solicit applications for the Annuity Contract and Certificates will be subject to the accuracy of the representations and warranties, as of the date on which such representations and warranties were made or deemed to be made pursuant to Section 2 hereof, on the part of the Company herein contained or contained in any certificate of an officer of the Company, respectively, delivered pursuant to the provisions hereof, to the performance and observance by the Company of their respective covenants and other obligations hereunder, and to the following additional conditions precedent:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending

DISTRIBUTION AGREEMENT	15

the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent.

(b) Legal Opinions and Negative Assurance Letters. On the date of execution of this Agreement, the Agent shall have received the following legal opinions and negative assurance letter, dated as of the date of this Agreement and in form and substance satisfactory to the Agent:

(i) Opinion of Internal Counsel for the Company. The opinion of internal counsel for the Company to the effect set forth in Exhibit A hereto.

(ii) Negative Assurance Letter of Company Counsel. The negative assurance letter of Sutherland Asbill and Brennan, LLP or other legal counsel selected by the Company and reasonably satisfactory to the Agent (“Company Counsel”) to the effect set forth in Exhibit B hereto.

(c) Company Officers’ Certificates. On the date of this Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of either the principal financial officer or a senior vice president of the Company, dated as of the date of this Agreement, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of each such officer’s knowledge, are threatened by the Commission.

(d) Comfort Letter of the Accountants. Prior to the first issuance of Certificates under either Program, the Agent shall have received a letter from KPMG LLP or its successor (the “Accountants”), dated such date and in form and substance satisfactory to the Agent, to the effect set forth in Exhibit C hereto.

(e) Additional Documents. On the date of this Agreement, counsel to the Agent, if any, shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of the Annuity Contract and any Certificates thereunder as herein contemplated and related proceedings, or in order to evidence the accuracy

DISTRIBUTION AGREEMENT	16

of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Annuity Contract and any Certificates thereunder as herein contemplated shall be satisfactory in form and substance to the Agent and to Agent’s Counsel.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Section 8, Section 9, Section 11, Section 14 and Section 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. DELIVERY OF AND PAYMENT FOR CERTIFICATES SOLD THROUGH A BROKER-DEALER FIRM. Upon receipt of all good order requirements (as defined in the Prospectus) and assuming acceptance of the application for a Certificate by the Company, the Company shall deliver the Certificate to the applicable Broker-Dealer Firm for delivery to the Participant. The Company acknowledges and agrees that the Agreement shall have no responsibility, and shall not be liable, for the failure of Broker-Dealer Firm to deliver a Certificate to a Purchaser.

SECTION 7. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agent as follows:

(a) Subsequent Delivery of Company Officers’ Certificate. In the event that:

(1) the Registration Statement or the Prospectus has been amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the variable terms of the Certificates or (B) in connection with the filing of any report under Section 13 or Section 15(d) of the 1934 Act) (each, a “Registration Statement Amendment”);

(2) the Company has filed with the Commission, pursuant to the 1934 Act, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be (each, a “Company Periodic Report”); or

(3) the Company has filed with the Commission a Current Report on Form 8-K under Item 1.03, 2.01, 4.01 and/or 5.01 thereof and the applicable Agent make(s) a reasonable request of the Company (each, an “8-K Request”).

then the Company shall furnish or cause to be furnished to the Agent promptly upon such Registration Statement Amendment, Company Periodic Report, or 8-K Request, as applicable, a certificate dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, or the date of the

DISTRIBUTION AGREEMENT	17

Current Report on Form 8-K relating to the 8-K Request, as the case may be, in a form reasonably satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which was last furnished to the Agent is true and correct at the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, or the date of the Current Report on Form 8-K relating to the 8-K Request, as the case may be, as though made at and as of such date or, in lieu of such certificate, a certificate of substantially the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement Amendment, the Company Periodic Report or the Current Report on Form 8-K relating to the 8-K Request to the date of delivery of such certificate.

(b) Subsequent Delivery of Legal Opinions. In the event of an Issuance Request, the Company shall furnish or cause to be furnished to the Agent promptly upon such Issuance Request legal opinions of internal counsel for the Company, dated the date agreed to in connection with such Issuance Request, in form and substance reasonably satisfactory to the Agent, of substantially the same tenor as the legal opinions referred to in Section 5(b)(i) hereof, as applicable, modified as necessary, to the extent applicable, to relate to any report filed by the Company under Section 13 or Section 15(d) of the 1934 Act through the time of delivery of such legal opinion or, in lieu of such legal opinion, counsel last furnishing such legal opinion to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last legal opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last legal opinion shall be deemed to relate to the Registration Statement, the Prospectus, as amended and supplemented to the time of delivery of such letter authorizing reliance).

(c) Subsequent Delivery of Negative Assurance Letter of Company Counsel. In the event of:

(1) a Registration Statement Amendment;

(2) a Company Periodic Report; or

(3) an 8-K Request.

then the Company shall furnish or cause to be furnished to the Agent promptly upon such Registration Statement Amendment, Company Periodic Report, or 8-K Request, as applicable, a negative assurance letter of Company Counsel dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, or the date of the Current Report on Form 8-K relating to the 8-K Request, as the case may be, in form and substance reasonably satisfactory to the Agent, of substantially the same tenor as the negative assurance letter referred to in Section 5(b)(ii) hereof, modified as necessary to relate to the Registration Statement Amendment, the Company

DISTRIBUTION AGREEMENT	18

Periodic Report or the Current Report on Form 8-K relating to the 8-K Request to the time of delivery of such negative assurance letter or, in lieu of such negative assurance letter, counsel last furnishing such negative assurance letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last negative assurance letter to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Subsequent Delivery of Negative Assurance Letter of Agent’s Counsel. As soon as practicable after the Company has filed its Annual Report on Form 10-K for its most recent fiscal year with the Commission, commencing with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, but in no event later than the reasonable request of the Agent, the Company shall furnish or cause to be furnished to the Agent a negative assurance letter of Agents Counsel, dated as soon as practicable after the date of filing of such Annual Report on Form 10-K with the Commission or such other date as is appropriate in connection with a request of an Agent, relating to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such negative assurance letter.

(e) Subsequent Annual Delivery of Legal Opinions. Unless otherwise agreed to among the Company, the Agent, the Company shall furnish or cause to be furnished to the Agent on or about each anniversary of the date hereof, the opinion set forth in Section 5(b)(i) hereof, dated such date, in form and substance reasonably satisfactory to the Agents, of substantially the same tenor as such opinions referred to in Section 5(b)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus and the Prospectus, as applicable, as amended and supplemented to the time of delivery of such opinion.

(f) Delivery of Legal Opinions or Reliance Letters Upon Issuance of the Annuity Contract and Certificates. Unless otherwise agreed to among the Company and the Agent, the Company shall furnish or cause to be furnished to the Agent in connection with each issuance of a Annuity Contract and on each calendar quarter thereafter (i) an opinion of internal counsel for the Company (or a reliance letter authorizing reliance by the Agent on an opinion of like tenor) as to the validity and enforceability of the Annuity Contract being issued in connection therewith, and (ii) an opinion of Company Counsel (or a reliance letter authorizing reliance by the Agent on an opinion of like tenor) as to the validity and enforceability of the Annuity Contract and Certificates.

(g) Subsequent Delivery of Comfort Letter. In the event of:

(1) a Registration Statement Amendment;

(2) a Company Periodic Report; or

DISTRIBUTION AGREEMENT	19

(3) an 8-K Request (provided that the Current Report on Form 8-K relating to such 8-K Request contains financial statements or other financial information).

then the Company shall cause the Accountants to furnish to the Agent promptly upon such Registration Statement Amendment, Company Periodic Report, or 8-K Request, as applicable, a letter, dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, or the date of the Current Report on Form 8-K relating to the 8-K Request, as the case may be, in form reasonably satisfactory to the Agent, of substantially the same tenor as the letter referred to in Section 6(d) hereof, modified as necessary to relate to the Registration Statement Amendment and the Prospectus as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference unaudited financial statements or other information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to such unaudited financial statements or other information included or incorporated by reference in such amendment or supplement; provided, further, however, that any delivery of any letter as required by this Section 8(g) due to the filing of a Registration Statement Amendment, the filing of a Company Periodic Report or an 8-K Request shall only be required to be delivered on or prior to the pricing date for the Annuity Contract and Certificates thereunder to be issued immediately after such filing or request.

SECTION 8. INDEMNIFICATION.

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its directors and officers, and each person, if any, who controls the Agent, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by

DISTRIBUTION AGREEMENT	20

any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent and/or any Broker-Dealer Firm, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Prospectus (solely with respect to the Agent and/or any Broker-Dealer Firm, as the case may be, for the related to the sale of the Annuity Contract and Certificates thereunder), the Prospectus or any amendment or supplement thereto; or (B) any use of the Prospectus by the Agent or any Broker-Dealer Firm, as the case may be, to sell the Annuity Contract and any Certificates thereunder or to solicit offers for the purchase of the Annuity Contract including any Certificates thereunder (x) after such time as the Company shall have provided written notice pursuant to Section 4(b) hereof to the Agent to suspend the solicitation of offers for the purchase of the Annuity Contract and Certificates thereunder and (y) before such time as the Company shall have advised the Agent that such solicitation may be resumed.

(b) Indemnification of the Company. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement [and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act], in each case, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Prospectus any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Agent, expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the Prospectus or any amendment or supplement thereto.

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(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to the indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of execution of any such settlement agreement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be

DISTRIBUTION AGREEMENT	22

reasonable and (2) provides written notice to such indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

SECTION 9. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including:

(a) the preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, free writing prospectus, Prospectus and any amendments or supplements thereto;

(b) the preparation, issuance and delivery of the Annuity Contract to the Contract Owner and the Certificates to Broker-Dealer Firms, including any fees and expenses relating to the eligibility and issuance of such Annuity Contract and Certificates in book-entry form and the cost of obtaining CUSIP or other identification numbers for such Annuity Contract and Certificates;

(c) the fees and disbursements of the Company’s accountants, counsel and other advisors or agents;

(d) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review, if any, by the Financial Industry Regulatory Authority. (the “FINRA”); and

(e) any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company.

SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, including the indemnity provisions of Section 8 hereof, or in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent or by or on behalf the Company, and shall survive each delivery of and payment for the Certificates.

SECTION 11. TERMINATION.

(a) Termination of this Agreement. This Agreement may be terminated for any reason, at any time by (i) the Company as to the Agent upon giving of 30 days’ prior written notice of such termination to the applicable parties hereto, or (ii) the Agent as to the Company, upon the giving of 10 days’ prior written notice of such termination to the applicable parties hereto.

(b) General. In the event of any such termination, no party will have any liability to any other party hereto or further obligations or responsibilities hereunder, except that the covenant set forth in Section 4(a)(xii) hereof, the indemnity agreements set forth in Section 8 hereof, and the provisions of Section 9, Section 10, Section 12, Section 13 and Section 14 hereof shall remain in effect.

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SECTION 12. NOTICES. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopy or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Heather Harker, Vice President,

                Retirement & Protection Securities Counsel

Telecopy No.: (804) 281-6005

If to the Agents:

Capital Brokerage Corporation

6620 West Broad Street, Building 2

Richmond, Virginia 23230

Attention: Scott Wolfe

Telecopy No: (804) 281-6005

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors [and the controlling persons], officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflict of law principles. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement may be brought in the non-exclusive jurisdiction of the County of Henrico.

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SECTION 15. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 17. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed, by the Company and the Agent. If the foregoing is in accordance with the Agent’s understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED

As of the date first above written:

CAPITAL BROKERAGE CORPORATION

By:
Name:
Title:

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EXHIBIT A

OPINION OF INTERNAL COUNSEL FOR THE COMPANY

EA-1

EXHIBIT B

NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

EB-1

EXHIBIT C

COMFORT LETTER

EJ-1

EXHIBIT D

USE OF FREE WRITING PROSPECTUSES

EK-1